EXHIBIT 24
                              POWERS OF ATTORNEY


Each person whose name appears below hereby authorizes Dennis Haines and John
E. Rutzler III, severally, to execute in the name of each such person, and to file with the Securities and Exchange Commission registration statements on Form S-8, or amendments to such registration statements which may make such changes as each of the above named attorneys deems appropriate, with all exhibits and other related documents, all as necessary or advisable to enable Zurn Industries, Inc. (the "Registrant") to comply with the Securities Act of 1933, as amended, and any applicable rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration of securities for the Zurn Industries, Inc. 1995 Directors Stock Option Plan, the Zurn Retirement Savings Plan, and the Zurn/NEPCO Retirement Savings Plan.

Signed on the 30th day October 1995:




/s/ William E. Butler                     /s/ Zoe Baird
William E. Butler                         Zoe Baird




/s/ Edward J. Campbell                    /s/ Robert D. Neary
Edward J. Campbell                        Robert D. Neary




/s/ David W. Wallace
David W.Wallace













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